UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 26, 2008

Opexa Therapeutics, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Texas
(State or Other Jurisdiction of Incorporation)

001-33004	76-0333165
(Commission File Number)	(I.R.S. Employer Identification No.)
2635 N. Crescent Ridge Drive The Woodlands, Texas	77381
(Address of Principal Executive Office)	(Zip Code)

Registrant’s telephone number, including area code: (281) 272-9331

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01     Other Events.

In compliance with Nasdaq Marketplace Rule 4350(b)(1)(B), which requires separate disclosure of receipt of an audit opinion that contains a going concern qualification, Opexa issued a press release announcing that its financial statements for the fiscal year ended December 31, 2007, included in the Company's Report on Form 10-K filed on March 18, 2008, contains a going concern modification from its independent accounting firm, Malone & Bailey, PC.

In addition, it was noted at December 31, 2007, the company failed to meet the continued listing requirement per Nasdaq Marketplace Rule 4310(c)(3)(a) to maintain stockholders’ equity of $2.5 million. With the completion of the February 13, 2008 public equity financing which provided net proceeds of $6.8 million, the company as of the date of this report is in compliance with the Nasdaq continuing listing requirements.

A copy of this press release is furnished as Exhibit 99.1 to this Current Report.

Item 9.01     Financial Statements and Exhibits.

 (c) Exhibit 99.1

The following exhibit is to be filed as part of this 8-K:

Exhibit No.	Description

99.1	Press release issued March 26, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

OPEXA THERAPEUTICS, INC.

By: /s/ Lynne Hohlfeld
Lynne Hohlfeld, Chief Financial Officer

DATE:	March 26, 2008

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release issued March 26, 2008